UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 6

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2372868 (I.R.S. Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Series A-1 Junior Participating Preferred Stock Purchase Rights

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 6 to Form 8-A is filed to amend and supplement Items 1 and 2 of the Registration Statement on Form 8-A filed by Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2020, as amended by Amendment No. 1 to Form 8-A filed with the SEC on June 8, 2021, as amended by Amendment No. 2 to Form 8-A filed with the SEC on May 22, 2024, as amended by Amendment No. 3 to Form 8-A filed with the SEC on April 1, 2025, as amended by Amendment No. 4 filed with the SEC on August 14, 2025, and as further amended by Amendment No. 5 to Form 8-A filed with the SEC on September 30, 2025.

Item 1.	Description of Registrant’s Securities to be Registered.

On December 23, 2025, the Company entered into the Sixth Amendment to the Section 382 Rights Agreement (the “Sixth Amendment”), which amends the Section 382 Rights Agreement, dated as of August 14, 2020 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent. Effective as of June 2, 2021, the Company amended the Rights Agreement (the “First Amendment”) to extend the Final Expiration Date (as defined in the Rights Agreement) of the rights issued pursuant to the Rights Agreement from the close of business on August 13, 2021 to the close of business on June 2, 2024. Effective as of May 16, 2024, the Company amended the Rights Agreement (the “Second Amendment”) to extend the Final Expiration Date of the rights issued pursuant to the Rights Agreement from the close of business on June 2, 2024 to the close of business on March 31, 2025. Effective as of March 31, 2025, the Company entered into the Third Amendment (the “Third Amendment”) to extend the Final Expiration Date of the rights issued pursuant to the Rights Agreement from the close of business on March 31, 2025 to the close of business on June 30, 2026. Effective as of August 13, 2025, the Company amended the Rights Agreement (the “Fourth Amendment”) to adjust the Final Expiration Date of the rights issued pursuant to the Rights Agreement from the close of business on June 30, 2026 to the close of business on September 30, 2025. Effective as of September 30, 2025, the Company amended the Rights Agreement (the “Fifth Amendment”) to adjust the Final Expiration Date of the rights issued pursuant to the Rights Agreement from the close of business on June 30, 2026 to the close of business on September 30, 2025.

On December 23, 2025, the Company entered into the Sixth Amendment to amend the Final Expiration Date of the rights issued pursuant to the Rights Agreement from the close of business on December 31, 2025 to the close of business on January 31, 2026. Except for the adjustment to the Final Expiration Date, the Rights Agreement otherwise remains unmodified.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 14, 2020, the First Amendment, which was filed with the SEC as Exhibit 4.1 to the Current Report on Form 8-K filed on June 8, 2021, the Second Amendment, which was filed with the SEC as Exhibit 4.1 to the Current Report on Form 8-K filed on May 22, 2024, the Third Amendment, which was filed with the SEC as Exhibit 4.1 to the Current Report on Form 8-K filed on April 1, 2025, the Fourth Amendment, which was filed with the SEC as Exhibit 4.1 to the Quarterly Report on Form 10-Q filed on August 14, 2025, the Fifth Amendment, which was filed with the SEC as Exhibit 4.1 to the Current Report on Form 8-K filed on September 30, 2025, and the Sixth Amendment, which was filed with the SEC as Exhibit 4.1 to the Current Report on Form 8-K on December 23, 2025. The Rights Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A-1 Junior Participating Preferred Stock of Enzon Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on August 14, 2020 (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A filed with the SEC on August 14, 2020).

4.1	Section 382 Rights Agreement, dated as of August 14, 2020, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Form of Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed with the SEC on August 14, 2020).

4.2	First Amendment to the Section 382 Rights Agreement, dated as of June 4, 2021 and effective as of June 2, 2021, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2021).

4.3	Second Amendment to the Section 382 Rights Agreement, dated as of May 16, 2024, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2024).

4.4	Third Amendment to the Section 382 Rights Agreement, dated as of March 31, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2025).

4.5	Fourth Amendment to the Section 382 Rights Agreement, dated as of August 13, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2025).

4.6	Fifth Amendment to the Section 382 Rights Agreement, dated as of September 30, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2025).

4.7	Sixth Amendment to the Section 382 Rights Agreement, dated as of December 23, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Dated: December 23, 2025
	By:	/s/ Richard L. Feinstein
	Name:	Richard L. Feinstein
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary

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